UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 8, 2024
NuScale Power Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39736	98-1588588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

(Address of principal executive offices)		(Zip Code)
12725 SW 66th Avenue, Suite 107
Portland, OR 97223
(971) 371-1592
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SMR	New York Stock Exchange
Warrants to purchase Class A common stock	SMR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.    Costs Associated with Exit or Disposal Activities

On January 5, 2024, NuScale Power Corporation (the “Company”) announced a restructuring plan (the “Plan”). The Plan includes a reduction of the Company’s current workforce by 154 full time employees which represents approximately 28 percent of full-time staff. The Plan was adopted to reduce the Company’s cost base and focus resources on key strategic areas.
The Company will record a charge of approximately $3 million in the first quarter of 2024 in connection with the Plan. These charges consist primarily of severance payments and related benefit costs.
A copy of the news release issued by the Company on January 8, 2024, announcing the Plan is furnished as Exhibit 99.1.

Item 5.02.    Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    NuScale has announced that effective January 5, 2024, that Julie Adelman, NuScale’s principal accounting officer, was released by the Company as part of the Plan described above.

Item 9.01.  Financial Statements and Exhibits.
(d)     Exhibits.

99.1	Press Release issued by NuScale Power Corporation on January 8, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuScale Power Corporation

Date: January 8, 2024	By:	/s/ R. Ramsey Hamady
	Name:	R. Ramsey Hamady
	Title:	Chief Financial Officer